Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

INVESTORS FINANCIAL SERVICES CORP.

(Exact Name of Registrant as Specified in Its Amended Certificate)

DELAWARE

(State or Other Jurisdiction of Incorporation or Organization)

04-3279817

(I.R.S. Employer Identification No.)

200 Clarendon Street
P.O. Box 9130
Boston, Massachusetts	02117-9130
(Address of Principal Executive Offices)	(Zip Code)

2005 Equity Incentive Plan

1997 Employee Stock Purchase Plan

(Full Title of the Plan)

John E. Henry, Esq.

Senior Vice President and General Counsel

Investors Financial Services Corp.

200 Clarendon Street

P.O. Box 9130

Boston, Massachusetts 02117-9130

(Name and Address of Agent for Service)

(617) 937-6700

Telephone Number, Including Area Code, of Agent For Service

Copy to:

Steven C. Browne, Esq.

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts 02110

(617) 951-8000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
2005 Equity Incentive Plan Common Stock ($.01 par value per share)	895,987	$39.19		$35,113,731	$3,757
2005 Equity Incentive Plan Common Stock ($.01 par value per share)	4,000	$38.94		$155,760	$17
2005 Equity Incentive Plan Common Stock ($.01 par value per share)	4,100,013	$39.03	(2)	$160,023,507	$17,122
1997 Employee Stock Purchase Plan Common Stock ($.01 par value per share)	500,000	$39.03	(2)	$19,515,000	$2,088
TOTAL	5,500,000				$22,984

(1)           This registration statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Investors Financial Services Corp. 2005 Equity Incentive Plan and 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Investors Financial Services Corp.

(2)           Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) based on the offering of these 4,600,013 shares registered hereunder pursuant to the 2005 Equity Incentive Plan and 1997 Employee Stock Purchase Plan, at a price of $39.03 per share, which is the average of the high and low prices of the Registrant’s Common Stock as listed on the NASDAQ National Market on January 17, 2006.

This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-43353 on Form S-8 relating to the Investors Financial Services Corp. 1997 Employee Stock Purchase Plan filed with the Securities and Exchange Commission on December 29, 1997 is effective.  Pursuant to General Instruction E of Form S-8, the contents of the such Registration Statement are incorporated by reference herein.

PART II

Item 3.  Incorporation Of Documents By Reference.

The following documents filed by Investors Financial Services Corp. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on February 28, 2005 pursuant to the Exchange Act, which contains audited financial statements for the fiscal year ended December 31, 2004;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, filed with the SEC on May 9, 2005, August 9, 2005 and November 4, 2005, respectively pursuant to the Exchange Act, which contain unaudited financial statements for the respective quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and the Registrant’s Reports on Form 8-K, filed with the SEC on each of February 18, 2005, March 23, 2005 and January 6, 2006.

(c)           The description of the Common Stock contained in the Registrant’s Post-Effective Amendment No. 1, filed on September 26, 2000 (File No. 000-26996) to the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 17, 1995.

In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold shall be incorporated by reference into this Registration Statement as of the filing date of each such document.

Item 4.  Description Of Securities.

Not applicable.

Item 5.  Interests Of Named Experts And Counsel.

Not applicable.

Item 6.  Indemnification Of Directors And Officers.

The Delaware General Corporation Law (the “DCGL”) and the Registrant’s Certificate of Incorporation, as amended (the “Amended Certificate”) provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities.  In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the director or officer had no reasonable cause to believe were unlawful.

The Amended Certificate also provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, that the Registrant shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Registrant. The Amended Certificate further provides that the Registrant shall similarly indemnify such persons made party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor, against such expenses, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

The Amended Certificate also provides that, if the Registrant does not assume the defense of any action, suit, proceeding or investigation of which the Registrant receives notice by a person seeking indemnification (each, an “Indemnitee”), any expenses incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Registrant in advance of the final disposition of such matter; provided, that the payment of such expenses shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Registrant as authorized by the Amended Certificate.

The Amended Certificate also provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Registrant, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. In addition, the Amended Certificate specifically authorizes the Registrant to enter into agreements with officers and directors providing indemnification rights and procedures different from those set forth in the Amended Certificate and, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Registrant or other persons serving the Registrant.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1           Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-26996) and incorporated herein by reference).

4.2           The Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-26996) and incorporated herein by reference).

4.3           Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 (File No. 000-26996) and incorporated herein by reference).

4.4           Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-72786) and incorporated herein by reference).

4.5           Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (File No. 000-26996) and incorporated herein by reference).

4.6           Amended and Restated By-laws of the Registrant, (Filed as Exhibit 3.4 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-26996) and incorporated herein by reference).

4.7           2005 Equity Incentive Plan of the Registrant (filed as Appendix B to the Registrant’s Definitive Proxy Statement filed on March 7, 2005 (File No. 000-26996) and incorporated herein by reference).

4.8           1997 Employee Stock Purchase Plan of the Registrant (filed on August 6, 2004 as Exhibit 10.1 to the Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2004 (File No. 000-26996) and incorporated herein by reference).

5.1           Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1         Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2         Awareness Letter of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3         Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1         Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings

(A)          The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, as of the 17th day of January, 2006.

INVESTORS FINANCIAL SERVICES CORP.

By:	/s/Kevin J. Sheehan
Kevin J. Sheehan
Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby appoints Kevin J. Sheehan as such person’s true and lawful attorney-in-fact with the authority to execute in the name of such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations, and requirements of the SEC in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates set forth below.

Signature	Title	Date

	Chief Executive Officer and Chairman of the	January 17, 2006
/s/Kevin J. Sheehan	Board (Principal Executive Officer);
Kevin J. Sheehan	Director

/s/Michael F. Rogers	President	January 17, 2006
Michael F. Rogers

/s/John N. Spinney, Jr.	Senior Vice President and Chief Financial	January 17, 2006
John N. Spinney, Jr.	Officer (Principal Financial Officer and
Principal Accounting Officer)

/s/Robert B. Fraser	Director	January 17, 2006
Robert B. Fraser

/s/Edward F. Hines, Jr.	Director	January 17, 2006
Edward F. Hines, Jr.

/s/James M. Oates	Director	January 17, 2006
James M. Oates

/s/Phyllis S. Swersky	Director	January 17, 2006
Phyllis S. Swersky

/s/Thomas P. McDermott	Director	January 17, 2006
Thomas P. McDermott

/s/Frank B. Condon, Jr.	Director	January 17, 2006
Frank B. Condon, Jr.

/s/Richard P. Boyatzi	Director	January 17, 2006
Richard P. Boyatzi.

Exhibit Index

Exhibit No.	Description of Documents

4.1

Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-26996) and incorporated herein by reference).

4.2

The Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-26996) and incorporated herein by reference).

4.3

Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 (File No. 000-26996) and incorporated herein by reference).

4.4

Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-72786) and incorporated herein by reference).

4.5

Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (File No. 000-26996) and incorporated herein by reference).

4.6

Amended and Restated By-laws of the Registrant, (filed as Exhibit 3.4 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-26996) and incorporated herein by reference).

4.7	2005 Equity Incentive Plan of the Registrant (filed as Appendix B to the Registrant’s Definitive Proxy Statement filed on March 7, 2005 (File No. 000-26996) and incorporated herein by reference).

4.8

1997 Employee Stock Purchase Plan of the Registrant (filed on August 6, 2004 as Exhibit 10.1 to the Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2004 (File No. 000-26996) and incorporated herein by reference).

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Awareness Letter of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).